UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2009
QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     In connection with the filing by Quicksilver Resources Inc. (the “Company”) of an amended Form 10-K/A for the year ended December 31, 2008 and an amended Form 10-Q/A for the three months ended March 31, 2009 as described in Item 4.02(a), the Company has sought and obtained confirmation from the lenders under the amended and restated revolving credit agreement dated February 9, 2007 among the Company, the U.S. lenders party thereto and JPMorgan Chase Bank, N.A., as Global Administrative Agent, and the amended and restated revolving credit agreement dated February 9, 2007 among Quicksilver Resources Canada Inc., the Canadian lenders party thereto, JPMorgan Chase Bank, N.A. as Global Administrative Agent and JPMorgan Chase Bank, N.A., Toronto Branch as Canadian Administrative Agent (collectively, the “Combined Credit Agreements”) that its failure to include in its Form 10-K and Form 10-Q the information described in Item 4.02(a) shall not constitute a “Default” or an “Event of Default” under the Combined Credit Agreements.
     The foregoing description is qualified in its entirety by reference to the full text of the Letter Agreement, dated as of June 15, 2009, among the Company, Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein (the “Letter Agreement”), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Certain of the parties to the Letter Agreement and their respective affiliates have, from time to time, performed, and may in the future perform, various financial, advisory, commercial banking and investment banking services for the Company and the Company’s affiliates in the ordinary course of business for fees and expenses.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On June 15, 2009, the Company concluded, and the Audit Committee of the Board of Directors approved, that the previously filed consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, originally filed on March 3, 2009 (as amended on March 9, 2009 and June 1, 2009, the “Form 10-K”), and the Quarterly Report on Form 10-Q for the three months ended March 31, 2009, originally filed on May 7, 2009 (the “Form 10-Q”), as well as the related reports on the Company’s consolidated financial statements contained in the Form 10-K of the Company’s independent registered public accounting firm, should no longer be relied upon due to errors contained in the footnote disclosure of such consolidated financial statements. The corrections will have no impact on the Company’s consolidated balance sheets, statements of income, statements of stockholders’ equity or statements of cash flows for any previously reported periods.
     The Company currently has outstanding 8 1/4% Senior Notes due 2015 and 7 1/8% Senior Subordinated Notes due 2016 (collectively, the “Notes”). Certain of the Company’s subsidiaries have guaranteed the Notes. The Company has determined that pursuant to the supplemental indentures governing the Notes, financial information about the Company and its restricted subsidiaries should be included in the notes to the consolidated financial statements.

     The Company will file an amended Form 10-K/A for the year ended December 31, 2008 and an amended Form 10-Q/A for the three months ended March 31, 2009 to (i) correct certain footnote disclosures regarding amounts reported for the Company’s guarantor and nonguarantor subsidiaries and (ii) to include disclosure of financial information for its restricted subsidiaries that was not previously presented but should be included in the notes to the consolidated financial statements pursuant to the supplemental indentures governing the Notes.
     Management has also concluded that the Company had two material weaknesses in its financial reporting controls relating to the revisions described above.
     Management and the Company’s Audit Committee discussed these matters with the Company’s independent registered public accounting firm.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

10.1	Letter Agreement, dated as of June 15, 2009, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.
By:	/s/ Philip Cook
Philip Cook
Senior Vice President – Chief Financial Officer

Date: June 16, 2009

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Letter Agreement, dated as of June 15, 2009, among Quicksilver Resources Inc., Quicksilver Resources Canada Inc. and the agents and combined lenders identified therein.